Exhibit 99.1

      NGP Capital Resources Company Announces Expansion of Investment Strategy,
Hiring of New Senior Team Member, and
Scheduling of Teleconference

Houston, Texas, February 21, 2012 (GLOBE NEWSWIRE) -- NGP Capital Resources Company (NASDAQ: NGPC) (“the Company”) today announced that its Board of Directors has unanimously approved the expansion of the Company’s investment strategy to include providing capital to companies in the broader, middle market segment.  The Company will continue to pursue energy and natural resources investments while implementing this expansion into diversified industries in the middle market, with the goal of accelerating and improving the overall growth and earnings performance of NGPC’s entire portfolio of targeted investments.  As part of its commitment to this expanded strategy, the Company today announced that it has hired Michael D. Brown, Managing Director, Head of Middle Market Investments, to lead the Company’s activities in identifying, sourcing and funding attractive middle market investments within diversified industry sectors, including manufacturing, value-added distribution, business services, healthcare products and services, consumer services and select other sectors.

Mr. Brown has over 27 years of experience providing junior debt capital and senior equity to middle market companies within a variety of institutional structures, including business development companies, private investment funds, Small Business Investment Companies (“SBIC”) and commercial banks.  Mr. Brown was a co-founder Managing Partner of two private limited partnership funds, Stratford Capital Partners and Stratford Equity Partners, which were successfully licensed and managed as SBIC funds. Most recently he was a Managing Director of Private Finance for The Gladstone Companies.

Steve Gardner, President and CEO stated, “We have spent a great deal of time and effort over the last year evaluating strategies to accelerate the growth and diversification of our portfolio and are pleased that our Board has unanimously approved this important step forward for our Company.  We are excited to have Michael join our investment team as we broaden our investment focus.  It is rare to have the opportunity to team with a professional with Michael’s depth and breadth of experience in sourcing and managing investments in the middle market sector, and we look forward to successfully executing our expanded strategy for our stockholders.”

Michael Brown, Managing Director, Head of Middle Market Investments, said, “I believe the curtailment of bank lending activity following the financial crisis has created unprecedented opportunities for new sources and creative structures of capital to the middle market segment. I am pleased to be able to pursue this opportunity with such outstanding organizations as NGPC and its affiliate, NGP Energy Capital Management.  The ability to leverage their existing relationships and excellent reputation was a critical factor in my decision to join NGPC to lead this expansion and I look forward to working with the entire NGPC team in this endeavor.”

The Company will host a conference call at 11:00 a.m. Eastern Time on Wednesday, February 22, 2012, to discuss its expansion into middle market lending.  All interested persons are invited to participate.  Callers in the U.S. can access the conference call by dialing (877) 303-7617.  International callers can access the conference by dialing (760) 666-3609.  Callers are encouraged to dial in at least 5-10 minutes prior to the call.

The Company will maintain an audio replay of the call from 2:00 p.m. Eastern Time on February 22, 2012 through midnight Eastern Time on February 29, 2012.  The replay dial-in numbers are (855) 859-2056 in the U.S. and (404) 537-3406 for international callers.  The replay pass code is 54409329.  The call will also be accessible via the internet, on our Investor Relations page at www.ngpcrc.com.

About NGP Capital Resources Company

NGP Capital Resources Company is a closed-end, non-diversified management investment company that has elected to be regulated as a business development company under the Investment Company Act of 1940.  We principally invest in private companies and from time to time, we may also invest in public companies.  We invest primarily in senior secured and mezzanine loans according to our business plan and in some instances receive equity interests in portfolio companies in connection with such investments.  Our manager is NGP Investment Advisor, LP, an affiliate of NGP Energy Capital Management, L.L.C., an Irving, Texas-based leading investor in the natural resources business. Together with its affiliates, NGP Energy Capital Management has managed over $9.5 billion in committed capital since 1988.

Forward-Looking Statements
This press release may contain forward-looking statements.  We may use words such as “anticipates,” “believes,” “intends,” “plans,” “expects,” “projects,” “estimates,” “will,” “should,” “may” and similar expressions to identify forward-looking statements.  These forward-looking statements are subject to various risks and uncertainties.  Certain factors could cause actual results and conditions to differ materially from those projected, including the uncertainties associated with the timing of transaction closings, changes in interest rates, availability of transactions, the future operating results of our portfolio companies, regulatory factors, changes in regional, national, or international  economic conditions and their impact on the industries in which we invest, other changes in the conditions of the industries in which we invest and other factors enumerated in our filings with the Securities and Exchange Commission (the “SEC”).

You should not place undue reliance on such forward-looking statements, which speak only as of the date they are made.  We undertake no obligation to update our forward-looking statements made herein, unless required by law.

Persons considering an investment in NGP Capital Resources Company should consider the investment objectives, risks, and charges and expenses of the Company carefully before investing.  Such information and other information about us is available in our annual report on Form 10-K, in our quarterly reports on Form 10-Q and in prospectuses we issue from time to time in connection with our offering of securities.  Such materials are filed with the SEC and copies are available on the SEC’s website, www.sec.gov, and in the Investor Relations section of our website at www.ngpcrc.com.  Prospective investors should read such materials carefully before investing.

INVESTMENT CONTACT:
Please send investment proposals to:
NGP Capital Resources Company 713-752-0062
Kelly Plato (kplato@ngpcrc.com),
Michael Brown (mbrown@ngpcrc.com), 972-432-1389
Hans Hubbard (hhubbard@ngpcrc.com), or
Chris Ryals (cryals@ngpcrc.com).

INVESTOR RELATIONS CONTACT:
L. Scott Biar (investor_relations@ngpcrc.com), 713-752-0062.